UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

ALBANY MOLECULAR RESEARCH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26 Corporate Circle, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2015, Albany Molecular Research, Inc. (the “ Company ”) issued a press release (the “ Press Release ”) announcing that Felicia Ladin, 42, has been appointed by the Board of Directors as the Senior Vice President, Chief Financial Officer and Treasurer of the Company, such appointment to be effective on February 4, 2015. Ms. Ladin will report to the President and Chief Executive Officer of the Company.

Ms. Ladin was most recently Senior Vice President, CFO, Global Specialty Medicines at Teva Pharmaceuticals, USA (“Teva”). Prior to that, Ms. Ladin held positions of increasing responsibility directing Teva’s financial planning and analysis operations and was tax director. During her 12 year tenure at Teva, Ms. Ladin was instrumental in developing and implementing financial systems and infrastructure through a number of acquisitions, and driving consistency and efficiencies across locations, supporting the Specialty Medicine division’s growth into an $8 billion global business. Ms. Ladin received her M.S. in Taxation from Seton Hall University and a B.S. in Accounting from The University of Delaware.

The Press Release also announced that Mr. Michael M. Nolan, the Senior Vice President, Chief Financial Officer and Treasurer of the Company, will be terminating his service under those offices effective on February 4, 2015.  Mr. Nolan will remain employed by the Company through February 2015 to support an orderly transition.

A copy of the press release announcing these events is attached hereto as Exhibit 99.1 and is furnished herewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2015	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated January 12, 2015.